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                                                                Exhibit 10.5

Nordstrom fsb Segregated Earmarked Deposit Agreement And Security Agreement
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This Segregated Earmarked Deposit Agreement and Security Agreement
("Agreement") is effective July 1, 2004 by and between Nordstrom fsb ("Bank") and Nordstrom, Inc. ("Depositor")."

WHEREAS, Bank and Depositor desire to enter into this Agreement to establish a segregated earmarked deposit account for Depositor, to give the Bank a security interest in such account, and to agree upon appropriate requirements with respect to such account, in accordance with the requirements of Section 11(a) of the Home Owners' Loan Act; Sections 23A and 23B of the Federal Reserve Act ("FRA"); 12 CFR Section 563.41 and 563.43; 12 CFR Section Part 223 (Regulation W) and the Nordstrom fsb Policy Governing Transactions With Affiliates and Insiders (the "Transactions With Affiliates Laws and Policies");

NOW THEREFORE, in consideration of the premises, which are incorporated into this Agreement by this reference, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Establishment of Segregated, Earmarked Deposit Account. Depositor hereby establishes a segregated, earmarked business deposit account to be maintained at Bank. Such account shall be referred to herein as the "Earmarked Account". Depositor acknowledges that this Account is being used as a segregated deposit account within the meaning of Transactions With Affiliates Laws and Policies with respect to the Bank's private-label credit card program (the "Program").

2. Minimum Balance in the Earmarked Account. Depositor shall at all times maintain a balance in the Earmarked Account equal or exceeding the amount of receivables held by the Bank that equal the purchases and other charges made by cardholders using the Bank's private label credit card, less any refunds processed on such day in accordance with the Program ("Receivables").

3. Adjustments to the Balance in the Earmarked Account. The balance in the Earmarked Account may be adjusted periodically to reflect changes in the projected volume of Receivables. The Bank shall notify the Depositor of its projected volume of Receivables at least one (1) business day in advance. In the event projected volume of Receivables exceeds the then current balance of the Earmarked Account, Depositor shall increase the funds in the Earmarked Account by sending a wire to be received by the Bank no later than 2:30 p.m. Mountain Time on the Business Day prior to the projected increase in volume. In the event the projected volume of the receivables is less than the balance of the Earmarked Account, the Depositor may withdraw funds from the Earmarked Account, if by 2:30 p.m. Mountain Time, an authorized officer of Depositor requests that that Bank wire funds to the Depositor. Depositor may not make a withdrawal and Bank will not honor any requests for a withdrawal from the Earmarked Account, if after giving effect to the withdrawal, the amount held in the Earmarked Account is less than the amount of Receivables held by the Bank that day or the projected volume of Receivables for the next business day.



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4. Grant of Security Interest.  Depositor hereby grants to Bank a security interest in the balance of the Earmarked Account up to the amount of the Receivables, in order to secure payment to Bank of the Receivables. The Bank is authorized to use the funds from the Earmarked Account immediately upon the default by a cardholder on any Receivables held by the Bank. The security interest granted by this Agreement is consensual and is in addition to any other right of setoff that the Bank may have.

5. Interest. The Earmarked Account shall be a demand deposit and shall not bear interest.

6. FDIC Insurance. Depositor's funds are insured to the legal limit by the Federal Deposit Insurance Corporation.

7. Waiver of Notice of Protest. Depositor waives any notice of non-payment, dishonor or protest regarding any items credited to or charged against the Earmarked Account.

8. No Implied Waiver. Bank reserves the right to waive the enforcement of any of the terms of this Agreement with Depositor with respect to any transaction or series of transactions. Any such waiver will not affect the right of the Bank to later enforce such rights, or to enforce any of its rights with respect to later transactions with Depositor and is not sufficient to modify the terms and conditions of this Agreement.

9. Designation and Ownership of Account, Representations. The Earmarked Account is a Business Account. Depositor agrees and represents that the person signing this Agreement and each person whose name is typed on or who signs the Signature Card for the Earmarked Account is duly authorized to transact business on behalf of Depositor and has complete authority to bind Depositor in all transactions involving the Earmarked Account. Depositor agrees to notify the Bank promptly in writing of any change in authority. The Bank also reserves the right to require a separate written authorization or corporate resolution identifying individuals authorized to represent Depositor. The Bank is authorized to follow the directions of a person designated as having authority to act on Depositor's behalf until the Bank receives written notice that the authority has been terminated and has had a reasonable time to act upon that notice. The Bank will not be liable to Depositor for refusing to honor signed instructions if it believes in good faith that the signature appearing on such instructions is not genuine.

10. Statements. A periodic statement of account for the Earmarked Account will be provided to Depositor. Each statement shall be deemed correct unless Depositor notifies the Bank of any error within ten (10) days after the statement is provided. The Bank will not be liable for any error unless Depositor reports such error to the Bank within 10 days after the earliest statement reflecting such error is provided to Depositor, except for errors caused by the Bank's negligence.

11. Legal Process Against Account. If a levy, attachment, garnishment, or similar order is filed or served with respect to the Earmarked Account, the Bank may refuse to pay out any funds from the Earmarked Account until such levy, garnishment, attachment or other order is released or dismissed. If Earmarked Account is attached, garnished or otherwise subject to levy, the Bank will not be liable to Depositor for any sums it may be required to pay



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because of such attachment, garnishment or other levy, even if paying the money from Earmarked Account leaves insufficient funds in Earmarked Account. If the Bank incurs any expenses, including without limitation, reasonable attorney fees, in responding to an attachment, garnishment or other levy that is not otherwise reimbursed, it may charge such expenses to Earmarked Account without prior notice to Depositor. Any levy, garnishment, attachment or other order against Earmarked Account is subject to the Bank's right of setoff and security interest.

12. Other Adverse Claims. If the Bank receives notice of an actual or potential adverse claim to Earmarked Account or the funds in the Earmarked Account, the Bank may in its discretion refuse to pay out any money from Earmarked Account for a reasonable period of time after receipt of notice of the actual or potential claim. Although the Bank reserves the right to refuse to pay out any money from Earmarked Account if it has received notice of an actual or potential claim, the Bank is not required to recognize any adverse claim unless (1) the claimant provides the Bank with an acceptable bond indemnifying the Bank against any and all liabilities, losses, damages, costs and expenses that might be incurred by the Bank in connection with payment of the adverse claim and any resulting dishonored items, (2) the claimant has obtained an order from a court of competent jurisdiction in a case in which Depositor are made a party and served with a summons, or (3) Depositor act as a fiduciary for the claimant and the claimant gives the Bank an affidavit setting forth the nature of Depositor's fiduciary relationship and the facts upon which the claimant has reasonable cause to believe that Depositor is about to misappropriate the funds.

13. Dormant Accounts and Escheat Laws. The Bank will deem Earmarked Account to be dormant if Depositor makes no deposits to or withdrawals from the account for a period of three (3) years. A dormant account remains subject to service charges and may be assessed a non-refundable dormancy fee. Funds in dormant accounts may also be turned over to the state where the Bank is located as abandoned property under certain circumstances.

14. Transfer of Ownership. Ownership of the Earmarked Account is not transferable. If ownership is to be transferred, the Bank may require that the account be closed and a new account opened. Any pledge of the account to a third party remains subject to the Bank's right of setoff and security interest.

15. Service Fees. Depositor agrees to pay any applicable service fees that apply to Earmarked Account, as such fees may be charged by the Bank from time to time. Fees may be deducted from the Earmarked Account without prior notice to Depositor. Service fees are subject to change from time to time in the Bank's discretion.

16. Disputes Involving the Account. Depositor will be liable to the Bank for any loss, costs or expenses, including reasonable attorneys' fees to the extent permitted by law, that the Bank incurs as a result of any dispute involving the Earmarked Account, and Depositor authorizes the Bank to deduct any such loss, costs, or expenses from the Earmarked Account without prior notice to Depositor. This obligation includes disputes between Depositor and the Bank involving the account and situations where the Bank becomes involved in disputes between Depositor and an authorized signor or a third party claiming an interest in the account. It also includes situations where Depositor, an authorized signor, or a third party takes action with respect


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to the account that causes the Bank, in good faith, to seek the advice of counsel, whether or not the Bank actually becomes involved in a dispute.

17. Relationship of the Parties. The parties to this Agreement are presently affiliates within the meaning of 12 U.S.C. Section 1468(a), and therefore acknowledge that this Agreement is subject to the provisions of 12 U.S.C.
Section 371c-1 by operation of 12 U.S.C. Section 1468 (a)(l). The parties' performance under this Agreement, and all transactions conducted hereunder, shall comply with the provisions of 12 U.S.C. Section 371c-1. Nothing in this Agreement shall be deemed to create a partnership, joint venture or, except as specifically set forth herein, any agency relationship between the parties. Further, nothing contained in this Agreement shall subject any party, either directly or indirectly, to any liability to third party creditors of any other party for any expenditure approved or paid by a party as agent for another party.

18. Representations and Warranties. Each party represents and warrants to the other as follows:

(a) It is duly incorporated or chartered, validly existing and, in the case of the Depositor, is in good standing under the laws of the state in which it is incorporated, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement;

(b) It has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate actions on its part;

(c) It is free to enter into this Agreement and has no legal, contractual or other obligations that prevent, conflict with or are inconsistent with any of the obligations stated under this Agreement; and

(d) This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it according to its terms.

19. Termination. This Agreement may be terminated by either party by giving written notice to the other party; provided, that the security interest established hereunder shall shall remain in effect after any such termination until the obligations secured by the Earmarked Account are satisfied, and will not release Depositor from any obligations incurred before the termination, those Depositor may incur in the process of closing an account, or for liability on any outstanding items.

20. Attorney's Fees. If either party shall bring an action against the other by reason of the breach or alleged violation of any covenant, term or obligation hereof or for the enforcement of any provision or otherwise arising out of this agreement, the prevailing party in such suit shall be entitled to its costs of suit and reasonable attorneys' fees which shall be payable whether or not such action is prosecuted to judgment. "Prevailing party" within the meaning of this Section 20 shall include, without limitation, the party who dismissed an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached, or considerations substantially equal to the relief


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sought in the action, as well as a party who is required by such judgment to pay an amount to the other party which is less than the amount offered in settlement of such action.

21. Governing Law and Forum. This Agreement and the deposit relationship between Depositor and the Bank is governed by this Agreement, the laws of the United States and to the extent applicable, unless otherwise varied by this Agreement, the laws of the State of Arizona. Jurisdiction and venue for any suit or proceeding related to or arising out of this Agreement shall be in state or federal court in the state of Arizona, and the parties hereby consent to such jurisdiction, venue and choice of law. Any award or judgment of any of said courts may be entered and enforced in any other domestic or foreign court of competent jurisdiction, and shall be awarded full faith and credit.

22. Indemnification. Depositor shall indemnify Bank and its directors, officers, employees and agents ("Bank Indemnified Parties") and hold each of them harmless from and against and defend against, any and all claims, damages, losses, penalties, expenses, costs and/or liabilities (including attorneys' fees and court costs) that are caused by or result from any willful act or omission of Depositor in the course of or related to Depositor's performance or obligations hereunder and to the extent they are not caused by or the result of the willful misconduct or gross negligence, or violation of applicable law by Bank. Depositor's obligation to indemnify any Bank Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason.

23. Severability. The unenforceability of any provision hereof shall not impair the enforceability of any of the other provisions. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable at law, such provision(s) shall be construed so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. If any provision is held unenforceable, the parties shall use their best efforts to agree upon a substitute provision that will serve the intent of the parties and to amend this Agreement to include such substitute provision.

24. Force Majeure. If circumstances beyond the control of a party shall temporarily make it impossible for it to perform its duties under this Agreement, then the principles of force majeure will apply and the rights and obligations of that party will be temporarily suspended during the force majeure period to the extent that such performance is prevented thereby; provided, that the non-performing party shall use its best efforts to overcome the circumstances preventing its performance.

25. Notices. All notices given under this Agreement (other than routine operational communications) shall be in writing and shall be deemed duly given (a) when delivered by hand; (b) one day after being given to an express courier with a reliable system for tracking delivery; (c) when sent by confirmed facsimile with a copy sent by another means specified in this
Section 24; (d) when sent by electronic transmission with a copy sent by another means specified in this Section 24 or (e) three (3) days after the day of mailing, when mailed by United States mail, registered (or certified) mail, return receipt requested, first class postage prepaid; and addressed as follows:



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Nordstrom, Inc.                        Nordstrom fsb
1700 7th Avenue                         7320 E. Butherus Drive, Suite 100
Seattle, WA 98101                      Scottsdale, AZ 85260
Attn: Vice President,                  Attn: President
Corporate Controller                   Facsimile: (480) 596-7923
Facsimile: (206) 303-3149              With a copy to:
                                       Nordstrom, fsb
                                       Colorado Service Center
                                       13531 E. Caley Avenue
                                       Englewood, CO 80111
                                       Attn: Vice President, Accounting
                                       Facsimile: (303) 397-4488

A party may from time to time change its address or designee for notification purposes by giving the other party prior written notice of the new address or designee and the date upon which it will become effective in accordance with this Section 35.

26. Survival of Certain Provisions. Sections 4, 8, 9, 12, 13, 14, 16, 21, 22, 23, 25 and this Section 26 shall survive the termination or expiration of the term of this Agreement for the periods specified in such Sections, or if not so specified, shall survive indefinitely.

27. Assignment. Neither party may assign, delegate or transfer this Agreement or any performance rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Bank may, upon notice to Depositor, assign its rights and obligations under this Agreement to a successor in interest. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted and assigns.

28. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the matters covered, and no other previous agreement, statement or promise made by either party to this Agreement that is not contained in the terms of this Agreement shall be binding or valid. This Agreement may be amended by a written amendment signed by both parties, and the Bank may modify this Agreement at any time, by giving ten (10) days prior written notice to Merchant. Except as otherwise specifically set forth in this Section 28, this Agreement may not be amended or modified in any way.

29. Termination of Blocked Deposit Agreement. This Agreement shall supersede that certain Nordstrom fsb Blocked Deposit Agreement and Security Agreement between the parties dated June 1, 2003 and that certain Nordstrom fsb Blocked Deposit Agreement and Security Agreement between Nordstrom fsb and Nordstrom Direct, Inc.(now merged with Nordstrom, Inc.,) dated September 1, 2003 (the "Blocked Deposit Agreements"), and the Blocked Deposit Agreements shall terminate effective July 1, 2004.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.
Nordstrom, Inc.                           Nordstrom fsb
(Depositor)                               (Bank)
By: /s/ Michael G. Koppel                 By: /s/ Kevin T. Knight
   ----------------------                     -------------------
Name:  Michael G. Koppel                  Name:  Kevin T. Knight
Title: Executive Vice President and       Title: Chairman & CEO
       Chief Financial Officer

Earmarked Deposit Account and Security Agreement - Page 6